EXHIBIT 99.1

      OPSWARE EXCEEDS REVENUE AND EARNINGS EXPECTATIONS FOR SECOND QUARTER

              Revenue Grows 24% From Same Period Last Year; Tenth
               Consecutive Quarter of Sequential Revenue Growth

                EPS Loss Narrows 80% From Same Quarter Last Year


SUNNYVALE, Calif., August 22, 2002 -- Opsware Inc. (NASDAQ: OPSW), the leading provider of IT automation software for server and application management, today reported results for its second quarter ended July 31, 2002. Results include operations of the managed service business, which was subsequently sold to EDS for $63.5 million in an all-cash transaction that closed on August 15, 2002.

Financial and operating highlights for the second quarter included:

     o Total revenue grew to $17.5 million, a 24% increase from the same quarter last year, and up slightly from the previous quarter. This marks Opsware's tenth consecutive quarter of sequential revenue growth.

     o GAAP net loss narrowed to $0.24 per share, substantially beating the First Call consensus estimate of $0.45. EPS loss improved 80% from the year ago period and 48% from the previous quarter.

     o The company's EBITDA loss narrowed sharply to $10.8 million (excluding restructuring costs and extraordinary items.) This represents an improvement of almost $48 million from the same quarter last year and $4.1 million better than the prior quarter.

     o Cash utilization declined sequentially to $19.4 million and fell within the $18-20 million target range provided by management in August of 2001.

Marc Andreessen, Chairman of the Board, said: "The results from the managed service business this quarter again demonstrate the value of our automated approach to addressing IT management for enterprise clients. The technological advantages we have developed over the last several years combined with the demonstrated demand for our Opsware IT automation software have positioned us well for our new focus. EDS's minimum commitment to license our Opsware Automation Technology for $52 million over the next three years validates our competitive lead and provides an excellent foundation on which to build Opsware Inc."

"We again showed strong results in the managed service business in the second quarter, and we are now focused on the Opsware software business," said Ben Horowitz, President and CEO. "Our sound financial position, combined with the strong demand we are seeing for our product, will allow us to reach cash flow breakeven earlier than we had anticipated, and positions us well to capitalize on the demand for IT automation software."

Opsware's second quarter 2003 revenue of $17.5 million compares with $14.1 million in the same period a year earlier. The company reported an EBITDA loss (net loss before interest, taxes, depreciation, and amortization expenses, excluding restructuring charge and extraordinary items) of $10.8 million in the quarter, compared with an EBITDA loss of $14.9 million in the prior quarter ended April 30, 2002.

The company reported a GAAP net loss of $16.7 million, or $0.24 per share, compared to a loss of $30.4 million, or $0.46 per share in the prior quarter ended April 30, 2002.

Rod Sherwood, executive vice president and CFO, said, "We posted another quarter of solid financial results. With approximately $90 million net cash following the completion of the EDS transaction and a significantly lower cash utilization rate after transitioning from the managed service model, Opsware has the financial flexibility to execute on the operating plan for our new software business going forward."

Opsware Inc. also announced today that Rod Sherwood will be leaving the company for personal reasons. Sherwood will remain interim CFO to facilitate the smooth transition of his responsibilities. In addition, Sherwood will be certifying the company's financial statements in its upcoming Form 10-Q.

"My decision to leave Opsware is based entirely on personal reasons. I plan to remain here on an interim capacity to ensure a smooth transition of responsibilities, and I will be certifying our financial statements. I have the utmost regard for the capabilities and integrity of Opsware management. I strongly believe in the prospects for the company and will be holding my stock," said Sherwood.


About the Conference Call

Opsware will host a conference call on Thursday, August 22, 2002 beginning at 2:00 p.m. PT to detail today's announcement. A live audio version of the conference call is available on the Investor Relations section of Opsware's web site at www.opsware.com/ir. A replay of the conference call may be accessed by dialing (719) 457-0820 and entering passcode #189661 starting at 6:00 p.m. PT on August 22 and running until 9:00 p.m. PT on August 23, 2002.


About Opsware, Inc.

Opsware Inc, formerly Loudcloud, is the leading provider of IT automation software, offering a complete solution for enterprises, government agencies and service providers looking to reduce costs and increase IT efficiencies. The Opsware System automates the complete IT lifecycle including provisioning, deploying, changing, scaling, securing, recovering, consolidating, auditing and reallocating servers and business applications. The Opsware System uniquely combines process automation with built in operations knowledge on over 200 technologies. Opsware was the foundation of Loudcloud's software-powered managed services business and has been proven to lower costs, accelerate change and increase service quality. For more information on Opsware Inc., please visit our Web site at www.opsware.com.

This press release contains forward-looking statements regarding the timing of our achievement of cash flow breakeven, our net cash position, and our ability to execute on the operating plan for our new software business. These statements are subject to risks and uncertainties that could cause actual results to differ materially from these statements, including the risk that the assumptions underlying our current business strategy may change, that our experience operating as a software company is limited, that there is unproven demand for our Opsware automation software, that we may not release our software products on time and that these products may not perform as described or as hoped, that we may not be able to settle obligations or manage our cash as anticipated, and that future revenue from sales of Opsware automation software is uncertain. More information about these and other factors that could affect Opsware's business and financial results is included in Opsware's definitive proxy statement filed with the SEC on July 10, 2002, Form 10-K filed with the SEC on May 1, 2002 (as amended on June 20, 2002) and Opsware's Form 10-Q filed with the SEC on June 14, 2002 under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


Loudcloud and Opsware are service marks and trademarks of Opsware Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

                                      ###

                                LOUDCLOUD, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                            July 31, 2002            January 31, 2002
                                                                            -------------            ----------------
                                                                             (unaudited)                    (A)
                               ASSETS
Current assets:
   Cash and cash equivalents....................................            $      15,504              $      91,415
   Short-term investments.......................................                       --                      3,288
   Accounts receivable, net.....................................                   11,403                     11,303
   Prepaid expenses and other current assets....................                    5,785                      3,086
                                                                            -------------              -------------
      Total current assets......................................                   32,692                    109,092
Property and equipment, net.....................................                   27,966                     43,090
Restricted cash.................................................                   16,582                     20,935
Other assets....................................................                    1,541                      1,180
                                                                            -------------              -------------
Total assets....................................................            $      78,781              $     174,297
                                                                            =============              =============

                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable.............................................            $       3,329              $       3,598
   Other accrued liabilities....................................                   19,383                     21,230
   Deferred revenue.............................................                   15,299                     16,234
   Accrued restructuring costs..................................                   13,468                     17,081
   Capital lease obligations, current portion...................                    1,027                      2,021
                                                                            -------------              -------------
      Total current liabilities.................................                   52,506                     60,164
Capital lease obligations, net of current portion...............                       79                        168
Senior discount notes...........................................                       --                     50,536
Deferred revenue................................................                    5,200                      5,953


Commitments and Contingencies


Stockholder's equity:
Common stock....................................................                       78                         76
Additional paid-in capital......................................                  531,846                    534,590
Notes receivable from stockholders..............................                   (2,652)                    (3,022)
Deferred stock compensation.....................................                  (12,094)                   (24,539)
Accumulated deficit.............................................                 (496,662)                  (449,606)
Accumulated other comprehensive income..........................                      480                        (23)
                                                                            -------------              -------------
      Total stockholders' equity................................                   20,996                     57,476
                                                                            -------------              -------------
      Total liabilities and stockholders' equity................            $      78,781              $     174,297
                                                                            =============              =============

--------------
(A) The balance sheet at January 31, 2002 has been derived from the audited consolidated financial statements at that date, but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

                                LOUDCLOUD, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                  (unaudited)

                                                                   Three months ended           Six months ended
                                                                        July 31,                     July 31,
                                                                 -----------------------     -----------------------
                                                                    2002          2001          2002          2001
                                                                 ---------     ---------     ---------     ---------
Net revenues ................................................    $  17,507     $  14,088     $  34,945     $  25,750
   Cost and expenses:
   Cost of revenues* ........................................       22,760        28,045        48,027        57,536
   Research and development* ................................        3,255         5,336         7,181        12,619
   Sales and marketing* .....................................        6,223        11,467        12,838        23,435
   General and administrative* ..............................        3,079         4,585         7,187        10,293
   Restructuring costs ......................................        7,013        30,162         7,013        30,162
   Amortization of deferred stock compensation ..............           44        10,282         5,980        27,182
                                                                 ---------     ---------     ---------     ---------
       Total cost and expenses ..............................       42,374        89,877        88,226       161,227
                                                                 ---------     ---------     ---------     ---------
Loss from operations ........................................      (24,867)      (75,789)      (53,281)     (135,477)
Interest and other income (expense), net ....................         (545)         (198)       (2,511)         (823)
                                                                 ---------     ---------     ---------     ---------
Net loss before extraordinary item ..........................    $ (25,412)    $ (75,987)    $ (55,792)    $(136,300)
Extraordinary item: gain from retirement of senior
   discount notes ...........................................        8,736            --         8,736            --
                                                                 ---------     ---------     ---------     ---------
Net loss applicable to common shareholders ..................    $ (16,676)    $ (75,987)    $ (47,056)    $(136,300)
                                                                 =========     =========     =========     =========
Basic and diluted net loss per share applicable to
   common stockholders ......................................    $   (0.24)    $   (1.19)    $   (0.68)    $   (2.42)
                                                                 =========     =========     =========     =========
Shares used in computing basic and diluted net loss per
   share applicable to common stockholders ..................       70,686        63,876        69,615        56,273
                                                                 =========     =========     =========     =========

-------------------------
*    Excludes amortization of deferred stock compensation of the following:

     Cost of revenue ........................................    $   1,248     $   3,255     $   3,096     $   8,208
     Research and development ...............................          739         2,217         1,994         5,260
     Sales and marketing ....................................         (948)        1,540          (169)        6,127
     General and administrative .............................         (995)        3,270         1,059         7,587
                                                                 ---------     ---------     ---------     ---------
     Total amortization of deferred stock compensation ......    $      44     $  10,282     $   5,980     $  27,182
                                                                 =========     =========     =========     =========

EBITDA
   Net loss applicable to common shareholders ...............    $ (16,676)    $ (75,987)
   Amortization of deferred stock compensation ..............           44        10,282
   Depreciation and amortization ............................        7,013         6,795
   Net interest expense (income) ............................          545           198
   Restructuring Cost .......................................        7,013             -
   Extraordinary Gain on Sale ...............................       (8,736)            -
      EBITDA ................................................    $ (10,797)    $ (58,712)
                                                                 =========     =========